EXHIBIT 32.1

SECTION 906 CEO CERTIFICATION

FORM OF CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Tim Misewicz, the President and Director of Prestige Capital Corporation, certify that, to the best of my knowledge, (i) the Annual Report on Form 10-KSB for the calendar years ended December 31, 2006, 2005, 2004, 2003, and 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Prestige Capital Corporation

/s/ Tim Misewicz

President and Director

Dated: 8/9/2007

A signed original of the written statement required by Section 906 has been provided to Prestige Capital Corporation The statement will be retained by Prestige Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.